Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE

Tricida, Inc.

7000 Shoreline Court, Suite 201

San Francisco, CA 94080

November 15 , 2021

Re:	Registration Statement on Form S-3, as amended

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3, File No. 333-252359, filed by Tricida, Inc., a Delaware corporation (the “Company”), on January 22, 2021 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1 filed with the SEC on March 17, 2021 (as amended, the “Registration Statement”), which Registration Statement was declared effective by the SEC on March 22, 2021. Pursuant to the Registration Statement, the Company is issuing 4,666,667 shares (the “Shares”) of its common stock, $0.001 par value per share (“Common Stock”), pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 2,333,333 shares of common stock (the “Pre-Funded Warrant Shares”), common warrants (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”) to purchase up to 7,000,000 shares of common stock (the “Common Warrants Shares” and, together with the Pre-Funded Warrant Shares, the “Warrant Shares,” and the Warrant Shares together with the Shares, and the Warrants, the “Securities”). The Securities were sold by the Company pursuant to a Securities Purchase Agreement dated November 12, 2021 (the “Purchase Agreement”) among the Company and certain investors signatory thereto (the “Purchasers”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Purchase Agreement, the form of the Warrants, the Company’s certificate of incorporation and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the issuance of the Securities by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.

The issuance and sale of the Shares covered by the Registration Statement pursuant to the Purchase Agreement have been duly authorized by the Company, and such Shares will be validly issued, fully paid and non-assessable when certificates representing such Shares shall have been duly executed, countersigned and registered and duly delivered to the Purchasers against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any such Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares to the Purchasers against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof, in accordance with the Purchase Agreement.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

November 15, 2021

2.

The issuance and sale of the Warrants covered by the Registration Statement pursuant to the Purchase Agreement have been duly authorized by the Company, and such Warrants will be valid and binding obligations of the Company when such Warrants shall have been duly executed, countersigned and registered and duly delivered to the Purchasers against payment of the agreed consideration therefor, in accordance with the Purchase Agreement.

3.

The issuance of the Warrant Shares covered by the Registration Statement pursuant to the Warrants have been duly authorized by the Company, and such Warrant Shares will be validly issued, fully paid and non-assessable when certificates representing such Warrant Shares shall have been duly executed, countersigned and registered and duly delivered to the holders thereof against payment of the exercise price therefor or, if any such Warrant Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Warrant Shares to the holders thereof against payment of the exercise price therefor, in each case in accordance with the terms of the Warrants.

In rendering the opinions set forth in paragraph 2 and 3 of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of the Warrant Shares: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; (ii) the certificate of incorporation and bylaws of the Company, each as currently in effect, will not have been modified or amended and will be in full force and effect; and (iii) there will be a sufficient number of shares of Common Stock authorized and then available for issuance under the Company’s certificate of incorporation as then in effect.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

We express no opinion as to any provision of any instrument, agreement or other document (i) regarding severability of the provisions thereof; or (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption insofar as such assumption relates to the Company and is expressly covered by our opinions set forth herein.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York.

November 15, 2021

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Sidley Austin LLP